Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS TO SPONSOR AMERICAN ASSOCIATION OF PHYSICIANS OF INDIAN ORIGIN

Will Participate in AAPI Conferences in Mumbai and Orlando in 2015

Commercial Strategist Deanna Angello Appointed to Strategic Advisory Board

KNOXVILLE, TN, December 17, 2014— Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that it has agreed to sponsor the activities of the American Association of Physicians of Indian Origin (AAPI). In addition, Provectus will participate at AAPI’s 2015 Global Healthcare Summit in Mumbai, India, running from January 2-4, 2015, as well as at the Annual AAPI Conference in Orlando, Florida, running from June 17-21, 2015.

Peter Culpepper, COO and CFO of Provectus, said, “We are very pleased to be sponsoring AAPI in the coming year, and we believe the relationship will benefit both AAPI and our shareholders. One of the benefits to Provectus will be engaging the Indian market through trusted physicians for PV-10, our novel investigational cancer treatment. We expect this will not only assist us in gaining regulatory approval in India but also will support our patient recruitment efforts as we embark on our phase 3 clinical trial of PV-10 for the treatment of melanoma.”

He continued, “AAPI is the umbrella organization representing the interests of over 60,000 doctors of Indian origin in the USA, and there are over 25,000 medical residents and fellows currently in USA. This gives us tremendous reach in America as well as on the subcontinent. One in every seven American patients is seen by an Indian doctor, and this ratio is even higher in the smaller towns and underserved areas due to the larger proportion of Indian doctors in more remote locations. As a result, the Indian doctor also serves the most diverse group of patients in the USA including Caucasians, African Americans, Hispanics and other groups, which is important for clinical research and trials.”

Mr. Culpepper concluded, “We will hit the ground running with AAPI by attending their Global Healthcare Summit (GHS) in Mumbai, India, starting January 2, 2015. At this GHS, we expect around 800 delegates to attend. Between 150 and 200 will be from the USA, and some from the United Kingdom, Canada, Middle East and Australia. In addition, AAPI will have a live extension to its members in the USA who are unable to attend, as well a live telecast to an estimated 50,000 doctors around India. We will inform this huge group of doctors from around the globe about the progress we have made with PV-10 to date, what we are planning in the anticipated phase 3 clinical trial, and what we have learned about PV-10 for indications other than melanoma.”

Dr. Ravi Jahagirdar, MD, President of AAPI, said, “We are very happy to have Provectus as an official sponsor of AAPI and to enjoy their participation at our coming meetings in Mumbai and Orlando in 2015. The Indian diaspora offers a unique, global network of physicians who can increase the communication of medical developments like the clinical results shown thus far for PV-10. Moreover, we have close professional, educational and family ties to India itself, a nation of 1 billion. We believe this introduction of Provectus to the healthcare industry in India will be well received, since PV-10 has many features that make it well suited for local conditions.”

Provectus has also expanded the membership of its Strategic Advisory Board with the addition of Deanna Angello, Director, Commercial Strategy and New Business Planning for the Global Established Pharma business at Pfizer Inc. In this role, she is focused on new business opportunities for the US region, notably in areas such as licensing of new assets, mergers and acquisitions, and strategic partnerships. She was promoted to this position from her role as Senior Manager, Marketing, Lyrica, a product approved for fibomyalgia, diabetic peripheral neuropathy and other pain-related conditions. Prior to that she was in Strategy & Analytics, where she worked on diabetes and Alzheimer’s disease products. Before joining Pfizer, Deanna was a management consultant at Booz Allen and Bearing Point where her efforts concentrated on strategic planning, organizational effectiveness and business process improvement. Ms. Angello holds a B.S. in Psychology from the University of Pittsburgh and a Masters in Business Administration from the Kelley School of Business at Indiana University. As part of her graduate studies, she studied for a semester at St. Gallen University in Switzerland. Ms. Angello also serves as a Board Member of the Association for Frontotemporal Degeneration (AFTD), a national and dynamic 501(c)(3) healthcare non-profit dedicated to raising awareness and ultimately finding a cure for frontotemproal degeneration (FTD), a rare neurodegenerative disease.

Dr. Craig Dees, Ph.D., CEO of Provectus, said, “We are delighted to have Deanna join our Strategic Advisory Board. She is a highly experienced, forward-thinking healthcare and pharmaceutical strategist, with commercial experience in marketing and business development and we look forward to working with her in the coming months.”

Ms. Angello stated, “I am very pleased to be joining the Provectus Strategic Advisory Board just as they are beginning their phase 3 clinical trial of Intralesional PV-10 for the treatment of melanoma. It is a very exciting time for the Company both scientifically and commercially, and I look forward to contributing to its success.”

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014), and the following:

our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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